Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-123514 of our report dated March 10, 2005 relating to the consolidated financial statements of Global Cash Access Holdings, Inc and subsidiaries appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

Las Vegas, Nevada
August 30, 2005